                                                                    EXHIBIT 23.2

                        CONSENT OF DELOITTE & TOUCHE LLP

                         INDEPENDENT AUDITORS' CONSENT



         We consent to the use in this Registration Statement of First Banking Company of Southeast Georgia on Form S-4 of our report dated January 30, 1998, included and incorporated by reference in the Annual Report on Form 10-K of First Banking Company of Southeast Georgia for the year ended December 31, 1997, and to the use of our report dated January 30 1998 (May 29, 1998 as to the effects of the 1998 stock split in Note 9 and February 8, 1999 as to the last paragraph of Note 1), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



                                                 /s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
February 8, 1999